Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Total System Services, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-25401, No. 333-41775, No. 333-104142, No. 333-142791, No. 333-148449, No. 333-181790, and No. 333-189733) on Form S-8 and the registration statements (No. 333-199964 and No. 333-188453) on Form S-3 of Total System Services, Inc. of our reports dated February 25, 2015, with respect to the consolidated balance sheets of Total System Services, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control financial reporting as of December 31, 2014, which reports appears in the December 31, 2014 annual report on Form 10-K of Total System Services, Inc.

/s/ KPMG LLP

Atlanta, Georgia

February 25, 2015